Exhibit 10.1

PRAIRIE OPERATING CO.

55 Waugh Drive, Suite 400

Houston, Texas 77007

April 8, 2026

Hudson Bay PH XIX LLC
c/o High Trail Capital
221 River Street, 9th Floor
Hoboken, NJ 07030
Attention: Eric Helenek

Re:	Agreement re Certain Rights

All:

Reference is made to the Certificate of Designation of Preferences, Rights and Limitations of Series F Convertible Preferred Stock (the “Certificate of Designation”) of Prairie Operating Co. (the “Company”). Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Certificate of Designation. For valuable consideration, the sufficiency of which is hereby acknowledged, the parties to this letter agreement hereby agree as follows.

By countersigning this letter agreement, Hudson Bay PH XIX LLC (“High Trail”) and the Company hereby agree as follows:

1.
Partial Repurchase. On the date of this letter agreement, the Company shall repurchase 13,727 shares of the Company’s Series F Convertible Preferred Stock (the “Series F Preferred”) from High Trail for an aggregate purchase price of $18,999,047.64 (which amount includes the Additional Payment with respect to such shares of Series F Preferred Stock being repurchased) payable in cash by wire transfer of immediately available funds, plus all accrued but unpaid dividends on such shares of Series F Preferred through and including the date upon which such shares of Series F Preferred are repurchased (which accrued and unpaid dividends shall be paid in the form of shares of Common Stock issued to High Trail in an amount equal to all such accrued but unpaid dividends, divided by the Market Stock Payment Price as of the date of this letter agreement, rounded up to the next whole share) (the “Repurchase Price”).

2.	Amendment to Securities Purchase Agreement. Section 4(w) of the Securities Purchase Agreement is hereby amended and restated in its entirety as follows:

“(w) If on July 8, 2026 (or if such date is not a Trading Day (as defined in the Certificate of Designation), then the immediately preceding Trading Day) (the “Anniversary Warrant Issuance Date”) (i) any Purchased Preferred Stock is outstanding and (ii) the Last Reported Sale Price (as defined in the Certificate of Designation) during any Trading Day in the twenty (20) Trading Day period ending on and including such date was less than one hundred fifteen percent (115%) of the Conversion Price, then the Company shall on such date issue the Anniversary Warrants to the Buyers for no additional consideration.”

3.
First Penny Warrant. On the date of this letter agreement, the Company shall issue to High Trail, in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the SEC under the 1933 Act, a warrant to purchase four million (4,000,000) shares of Common Stock (subject to adjustment pursuant to the terms therein) in the form attached to this letter agreement as Exhibit A (the “First Penny Warrant”), which First Penny Warrant shall be immediately exercisable, will terminate six (6) months after the date that no shares of Series F Preferred remain outstanding, and shall provide that all shares of Common Stock issuable upon exercise of such First Penny Warrant shall be Freely Tradeable (as such term is defined in the Certificate of Designation) as of such termination date and for the preceding ninety (90) days.

4.
Second Penny Warrant. If on July 8, 2026, for any reason, the Anniversary Warrants are not issued to High Trail, the Company shall issue to High Trail, in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the 1933 Act and Rule 506(b) of Regulation D,  a warrant to purchase three million (3,000,000) shares of Common Stock (subject to adjustment pursuant to the terms therein) in the form attached to this letter agreement as Exhibit B (the “Second Penny Warrant” and, together with the First Penny Warrant, the “Penny Warrants”), which Second Penny Warrant shall be immediately exercisable, will terminate six (6) months after the date that no shares of Series F Preferred remain outstanding, and shall provide that all shares of Common Stock issuable upon exercise of such Second Penny Warrant shall be Freely Tradeable (as such term is defined in the Certificate of Designation) as of such termination date and for the preceding ninety (90) days.

5.	Amendment to Form of Warrant.

(a)
Footnote 1 to the form of Anniversary Warrant (the “Form of Anniversary Warrant”) attached as Exhibit B to that certain Securities Purchase Agreement, dated as of March 24, 2025, between the Company and High Trail, as amended by that certain Amendment to Securities Purchase Agreement and Form of Anniversary Warrant, dated as of March 25, 2026, by and among the Company and High Trail, and as further amended by that certain Amendment and Restatement of Amendment to Securities Purchase Agreement and Form of Anniversary Warrant, dated as of April 6, 2026, by and among the Company and High Trail (as so amended, the “Securities Purchase Agreement”) is hereby further amended and restated in its entirety as follows:

“NTD: To be a number of shares of Common Stock equal to the quotient of (i) seventy five percent (75%) of the Stated Value (as defined in the Certificate of Designation) of all Purchased Preferred Stock held by such Holder on July 8, 2026, divided by (ii) the average of the ten Daily VWAPs (as defined in the Certificate of Designation) during the ten VWAP Trading Day (as defined in the Certificate of Designation) period prior to the Original Issuance Date.”

(b)	Footnote 2 to the Form of Anniversary Warrant is hereby further amended and restated in its entirety as follows:

“NTD: To be July 8, 2026.”

6.	Registration Rights. The Company shall:

(a)
file a registration statement with the Commission as soon as practicable but in no event later than thirty (30) days after the date of this letter agreement (the “Filing Date”) to register all shares of Common Stock issuable upon exercise of the First Penny Warrant (the “Registrable Shares”) on Form S‑1 or Form S‑3 under 1933 Act (providing for shelf registration of such Registrable Shares under Commission Rule 415) (such registration statement, including any preliminary prospectus, final prospectus, exhibit or amendment included in or relating to such registration statement being the “Resale Registration Statement”);

(b)
use its commercially reasonable efforts to cause such Resale Registration Statement to be declared effective as soon as practicable and in any event within thirty (30) days of the filing thereof (or, in the event the staff of the Commission (the “Staff”) reviews and has written comments to such Resale Registration Statement, within sixty (60) days of the filing thereof) (the “Effectiveness Deadline”), such efforts to include, without limiting the generality of the foregoing, preparing and filing with the Commission any financial statements or other information that is required to be filed prior to the effectiveness of such Resale Registration Statement;

(c)
not less than two (2) Trading Days prior to the filing of such Resale Registration Statement or any related prospectus or any amendment or supplement thereto, furnish via email to High Trail copies of all such documents proposed to be filed, which documents (other than any document that is incorporated or deemed to be incorporated by reference therein) will be subject to the review of High Trail. The Company shall reflect in each such document when so filed with the Commission such comments regarding High Trail and the plan of distribution as High Trail may reasonably and promptly propose (which shall not include demand, underwritten or “piggy back” registration rights) no later than two (2) Trading Days after High Trail has been so furnished with copies of such documents as aforesaid;

(d)
promptly prepare and file with the Commission such amendments and supplements to such Resale Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Resale Registration Statement continuously effective and free from any material misstatement or omission to state a material fact therein until termination of such obligation as provided in Section 6(n) below, subject to the Company’s right to suspend pursuant to Section 6(m) below;

(e)
furnish to High Trail such number of copies of prospectuses in conformity with the requirements of the 1933 Act and such other documents as High Trail may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by High Trail;

(f)
file such documents as may be required of the Company for normal securities law clearance for the resale of the Registrable Shares in such states of the United States as may be reasonably requested by High Trail and use its commercially reasonable efforts to maintain such blue sky qualifications during the period the Company is required to maintain effectiveness of such Resale Registration Statement; provided, however, that the Company shall not be required in connection with this Section 6(f) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(g)
upon notification by the Commission that the Resale Registration Statement will not be reviewed or is not subject to further review by the Commission, the Company shall within one (1) Trading Day following the date of such notification request acceleration of such Resale Registration Statement (with the requested effectiveness date to be not more than two (2) Trading Days later);

(h)
upon notification by the Commission that the Resale Registration Statement has been declared effective by the Commission, the Company shall file the final prospectus under Rule 424 of the 1933 Act (“Rule 424”) within the applicable time period prescribed by Rule 424;

(i)
advise High Trail promptly (and in any event within two (2) Trading Days thereof): (A) of the effectiveness of the Resale Registration Statement or any post‑effective amendments thereto; (B) of any request by the Commission for amendments to the Resale Registration Statement or amendments to the prospectus or for additional information relating thereto; (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Resale Registration Statement under the 1933 Act or of the suspension by any state securities commission of the qualification of the Registrable Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; and (D) of the existence of any fact and the happening of any event that makes any statement of a material fact made in the Resale Registration Statement, the prospectus and amendment or supplement thereto, or any document incorporated by reference therein, untrue, or that requires the making of any additions to or changes in the Resale Registration Statement or the prospectus in order to make the statements therein not misleading;

(j)	cause all Registrable Shares to be listed on each securities exchange, if any, on which equity securities of the Company are then listed;

(k)
bear all expenses in connection with the procedures in paragraphs (a) through (j) of this Section 6 and the registration of the Registrable Shares on the Resale Registration Statement and the satisfaction of the blue sky laws of such states;

(l)
Effect of Failure to File and Obtain and Maintain Effectiveness of the Resale Registration Statement. If (i) the Resale Registration Statement covering the resale of all of the Registrable Shares required to be covered thereby and required to be filed by the Company pursuant to this Section 6 or Section 7 is (A) not filed with the Commission on or before the Filing Date (a “Filing Failure”) or (B) not declared effective by the Commission on or before the Effectiveness Deadline (an “Effectiveness Failure”), (ii) other than during a suspension permitted under Section 6(m), on any day after the effective date of the Resale Registration Statement sales of all of the Registrable Shares required to be included on such Resale Registration Statement cannot be made pursuant to such Resale Registration Statement (including, without limitation, because of a failure to keep such Resale Registration Statement effective, a failure to disclose such information as is necessary for sales to be made pursuant to such Resale Registration Statement, a suspension or delisting of (or a failure to timely list) the Common Stock on an Eligible Market, or a failure to register a sufficient number of shares of Common Stock or by reason of a stop order) or the prospectus contained therein is not available for use for any reason (a “Maintenance Failure”), or (iii) if a Resale Registration Statement is not effective for any reason or the prospectus contained therein is not available for use for any reason, and either (x) the Company fails for any reason to satisfy the requirements of Rule 144(c)(1), including, without limitation, the failure to satisfy the current public information requirement under Rule 144(c) or (y) the Company has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Current Public Information Failure”) as a result of which High Trail is unable to sell Registrable Shares without restriction under Rule 144 (including, without limitation, volume restrictions), then, as partial relief for the damages to High Trail by reason of any such delay in, or reduction of, its ability to sell the underlying shares (which remedy shall not be exclusive of any other remedies available at law or in equity, including, without limitation, specific performance), the Company shall pay to High Trail an amount in cash equal to one percent (1%) of (x) the Daily VWAP on the date of such Filing Failure, Effectiveness Failure, Maintenance Failure or Current Public Information Failure, as applicable, multiplied by (y) the number of Registrable Shares then held by or issuable to High Trail to which Filing Failure, Effectiveness Failure, Maintenance Failure or Current Public Information Failure, as applicable, pertains (1) on the date of such Filing Failure, Effectiveness Failure, Maintenance Failure or Current Public Information Failure, as applicable, and (2) on every thirty (30) day anniversary of (I) a Filing Failure until such Filing Failure is cured; (II) an Effectiveness Failure until such Effectiveness Failure is cured; (III) a Maintenance Failure until such Maintenance Failure is cured; and (IV) a Current Public Information Failure until the earlier of (i) the date such Current Public Information Failure is cured and (ii) such time that such public information is no longer required pursuant to Rule 144 (in each case, prorated for periods totaling less than thirty (30) days). The payments to which High Trail shall be entitled pursuant to this Section 6(l) are referred to herein as “Registration Delay Payments.” Following the initial Registration Delay Payment for any particular event or failure (which shall be paid on the date of such event or failure, as set forth above), without limiting the foregoing, if an event or failure giving rise to the Registration Delay Payments is cured prior to any thirty (30) day anniversary of such event or failure, then such Registration Delay Payment shall be made on the third (3rd) Business Day after such cure. Notwithstanding the foregoing, no Registration Delay Payments shall be owed to High Trail (other than with respect to a Maintenance Failure resulting from a suspension or delisting of (or a failure to timely list) the Common Stock on an Eligible Market) with respect to any period during which all of High Trail’s Registrable Shares may be sold by High Trail without restriction under Rule 144 (including, without limitation, volume restrictions) and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable).

(m)
High Trail acknowledges that there may be times when the Company must suspend the use of the prospectus forming a part of the Resale Registration Statement until such time as an amendment to such Resale Registration Statement has been filed by the Company and declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”). High Trail hereby covenants that it will not sell any Registrable Shares pursuant to said prospectus during the period commencing at the time at which the Company gives High Trail notice of the suspension of the use of said prospectus and ending at the time the Company gives High Trail notice that High Trail may thereafter effect sales pursuant to said prospectus; provided, that such suspension periods shall in no event exceed thirty (30) days in any twelve (12) month period and that, in the good faith judgment of the Board of Directors of the Company, the Company would, in the absence of such delay or suspension hereunder, be required under state or federal securities laws to disclose any corporate development, a potentially significant transaction or event involving the Company, or any negotiations, discussions, or proposals directly relating thereto, in either case the disclosure of which would reasonably be expected to have a material adverse effect upon the Company or its stockholders;

(n)
The obligations of the Company pursuant to this Section 6 shall cease and terminate, with respect to any Registrable Shares, upon such time as such Registrable Shares (i) may be freely sold pursuant to Rule 144 without volume limitations or any requirement for current public information, or (ii) have been resold in a transaction pursuant to which all restrictive legends were removed from such securities.

7.
Second Penny Warrant Registration Rights. The provisions of Section 6 and Section 8 shall apply mutatis mutandis to the Second Penny Warrant; provided that, for purposes of this Section 7: (a) all references to the “First Penny Warrant” shall be deemed to refer to the “Second Penny Warrant”; (b) all references to “Registrable Shares” shall be deemed to refer to shares of Common Stock issuable upon exercise of the Second Penny Warrant; (c) the “Filing Date” shall mean thirty (30) days after the date of issuance of the Second Penny Warrant; and (d) all references to “Resale Registration Statement” shall be deemed to refer to a separate resale registration statement covering shares of Common Stock issuable upon exercise of the Second Penny Warrant.

8.	Registration Rights Indemnification.

(a)
The Company agrees to indemnify and hold harmless High Trail and its affiliates, partners, members, officers, directors, agents, brokers and representatives, and each person, if any, who controls High Trail within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (each, a “Purchaser Party” and collectively the “Purchaser Parties”), to the fullest extent permitted by applicable law, from and against any losses, claims, damages or liabilities (collectively, “Losses”) to which they may become subject (under the 1933 Act or otherwise) insofar as such Losses (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in a Resale Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or arise out of any failure by the Company to fulfill any undertaking included in a Resale Registration Statement and the Company will, as incurred, reimburse the Purchaser Parties for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such Loss arises out of, or is based upon an untrue statement or omission or alleged untrue statement or omission made in a Resale Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of High Trail specifically for use in preparation of such Resale Registration Statement.

(b)
High Trail agrees to indemnify and hold harmless the Company and its officers, directors, affiliates, agents, brokers and representatives and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (each a “Company Party” and collectively the “Company Parties”), to the fullest extent permitted by applicable law, from and against any Losses to which the Company Parties may become subject (under the 1933 Act or otherwise), insofar as such Losses (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in a Resale Registration Statement (or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in each case, on the effective date thereof), if, and only to the extent, such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of High Trail specifically for use in preparation of such Resale Registration Statement, and High Trail will, as incurred, reimburse each Company Party for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that in no event shall any indemnity under this Section 8 be greater in amount than the dollar amount of the net proceeds received by High Trail upon its sale of the Registrable Shares included in the Resale Registration Statement giving rise to such indemnification obligation.

(c)
Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 8, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person. The indemnifying party shall not settle an action without the consent of the indemnified party, which consent shall not be unreasonably withheld.

(d)
If after proper notice of a claim or the commencement of any action against the indemnified party, the indemnifying party does not choose to participate, then the indemnified party shall assume the defense thereof and upon written notice by the indemnified party requesting advance payment of a stated amount for its reasonable defense costs and expenses, the indemnifying party shall advance payment for such reasonable defense costs and expenses (the “Advance Indemnification Payment”) to the indemnified party. In the event that the indemnified party’s actual defense costs and expenses exceed the amount of the Advance Indemnification Payment, then upon written request by the indemnified party, the indemnifying party shall reimburse the indemnified party for such difference; in the event that the Advance Indemnification Payment exceeds the indemnified party’s actual costs and expenses, the indemnified party shall promptly remit payment of such difference to the indemnifying party.

(e)
If the indemnification provided for in this Section 8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other, as well as any other relevant equitable considerations; provided, that in no event shall any contribution by an indemnifying party hereunder be greater in amount than the dollar amount of the proceeds received by such indemnifying party upon the sale of such Registrable Shares.

9.	Legend Removal.

(a)
Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent and any subsequent transfer agent (the “Transfer Agent”) in a form acceptable to High Trail (the “Irrevocable Transfer Agent Instructions”) to credit shares of Common Stock issuable upon exercise of the Penny Warrants to High Trail’s (or its designee’s) account at The Depository Trust Company (“DTC”) through its Deposit/Withdrawal At Custodian (“DWAC”) system, provided that the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program (“FAST”) and the shares are then eligible for transfer through the DWAC system, or, if the Transfer Agent is not participating in FAST or if the shares are not then eligible for transfer through the DWAC system, issue and dispatch by overnight courier to the address as specified in the exercise notice of the Penny Warrants, a certificate, registered in the name of High Trail or its designee, for the applicable number of Penny Warrant Shares to which High Trail is entitled. The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 9(a) will be given by the Company to the Transfer Agent with respect to the Penny Warrants and the Penny Penny Warrant Shares, and that such securities shall otherwise be freely transferable on the books and records of the Company, as applicable, to the extent provided in this letter agreement and the other Transaction Documents. If High Trail effects a sale, assignment or transfer of the Penny Warrant Shares, the Company shall permit the transfer and shall promptly instruct the Transfer Agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by High Trail to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Penny Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or in compliance with Rule 144, the Transfer Agent shall issue such Penny Warrant Shares to High Trail, assignee or transferee (as the case may be) without any restrictive legend in accordance with Section 9(c). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to High Trail. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 9(a) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 9(a), that High Trail shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. Any fees (with respect to the Transfer Agent, counsel to the Company or otherwise) associated with the removal of any legends on any of the Penny Warrants or Penny Warrant Shares shall be borne by the Company.

(b)
Legends. High Trail understands that the Penny Warrants and the Penny Warrant Shares have been issued (or will be issued in the case of the Penny Warrant Shares) pursuant to an exemption from registration or qualification under the 1933 Act and applicable state securities laws, and except as set forth herein, the Penny Warrants and the Penny Warrant Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates in violation of the applicable legend):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

(c)
Removal of Legends. Certificates evidencing the Penny Warrants or Penny Warrant Shares shall not be required to contain the legend set forth in Section 9(b) or any other legend (i) while a registration statement covering the resale of such securities is effective under the 1933 Act, (ii) following any sale of such securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), provided that High Trail furnishes the Company with reasonable assurances that such securities are eligible for sale, assignment or transfer under Rule 144, which shall not include an opinion of High Trail’s counsel, (iii) if such securities are eligible to be sold, assigned or transferred under Rule 144 free of the current public information reporting requirement contained in Rule 144(c)(1), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that High Trail provides the Company with an opinion of counsel to High Trail, in a generally acceptable form, to the effect that such sale, assignment or transfer of the securities may be made without registration under the applicable provisions of the 1933 Act (any such opinion to be at the Company’s expense), or (v) if such legend is not required under applicable requirements of the 1933 Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the Commission). If a legend is not required pursuant to the foregoing, the Company shall no later than one (1) Business Day (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade initiated on the date High Trail delivers such legended certificate representing such securities to the Company) following the delivery by High Trail to the Company or the Transfer Agent (with notice to the Company, as applicable), as applicable, of a legended certificate representing such securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from High Trail as may be reasonably required above in this Section 9(c) (such date, the “Legend Removal Date”), as directed by High Trail, either: (A) provided that the Transfer Agent is participating in FAST, credit the applicable number of shares of Common Stock to which High Trail shall be entitled to High Trail’s or its designee’s balance account with DTC through its DWAC system, or (B) if the Transfer Agent is not participating in FAST, issue and deliver (via reputable overnight courier) to High Trail, a certificate representing such securities that is free from all restrictive and other legends, registered in the name of High Trail or its designee. The Company shall be responsible for any transfer agent fees or DTC fees with respect to any issuance of Penny Warrant Shares or the removal of any legends with respect to the Penny Warrants or Penny Warrant Shares in accordance herewith and High Trail shall not be required to deliver or cause to be delivered a legal opinion in connection with a sale of such securities pursuant to Rule 144.

(d)
Failure to Deliver Legend-Free Shares. If the Company or the Transfer Agent, as applicable, fails to deliver the applicable shares of Common Stock to High Trail or an applicable assignee or transferee (as the case may be) without any restrictive legend in accordance with Section 9(a) or Section 9(c), then in addition to High Trail’s other available remedies hereunder, the Company shall pay to High Trail, in cash, (1) as partial liquidated damages and not as a penalty, for each $1,000 of Penny Warrant Shares (without regard to any limitations on exercise, and based on the Daily VWAP (as defined in the Certificate of Designation) on the date that High Trail delivered notice of its entitlement to such shares of Common Stock) for which the Company or the Transfer Agent, as applicable, fails to deliver the applicable shares of Common Stock without any restrictive legend an amount equal to $10 per Trading Day (as defined in the Certificate of Designation) (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such undelivered shares of Common Stock are delivered without a legend; and (2) if the Company is obligated to remove the restrictive legends pursuant to Section 9(c) but fails to (a) issue and deliver (or cause to be delivered) the applicable shares of Common Stock to High Trail by the Legend Removal Date that are free from all restrictive and other legends and (b) if after the Legend Removal Date High Trail purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in settlement of a sale by High Trail of all or any portion of the unlegended shares of Common Stock to which High Trail was entitled to receive, or a sale of an amount of shares of Common Stock equal to all or any portion of the amount of unlegended shares of Common Stock that High Trail anticipated receiving from the Company without any restrictive legend, then an amount equal to the excess of High Trail’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased over the product of (A) such number of unlegended shares of Common Stock that the Company was required to deliver to High Trail by the Legend Removal Date multiplied by (B) the price at which the sell order giving rise to such purchase obligation was executed.

(e)	FAST Compliance. While any Penny Warrants remain outstanding, the Company shall maintain a transfer agent that participates in FAST.

10.
Participation Right. From the date hereof until the date that is 18 months after the date of this letter agreement (such period, the “Participation Period”), the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or any Subsidiaries’ equity or equity-linked securities, including without limitation any equity security or any Convertible Securities (as defined in the Securities Purchase Agreement) (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”), unless the Company shall have first complied with this Section 10.

(a)
The Company shall deliver to High Trail an irrevocable written notice (email being sufficient) (the “Offer Notice”) of any proposed issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (w) include any offering documents and definitive documentation in connection with such Offer, (x) identify and describe the Offered Securities, (y) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (z) identify the persons or entities to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (aa) offer to issue and sell to or exchange with High Trail and/or any of its affiliates, as designated by High Trail, up to the Applicable Percentage (as defined below) of the Offered Securities. For the avoidance of doubt, High Trail hereby acknowledges that any Offer Notice may constitute or contain material, non-public information, and High Trail hereby consents to the receipt of any Offer Notice and any material, non-public information that may be included in an Offer Notice. “Applicable Percentage” means thirty-five percent (35%). For the avoidance of doubt, High Trail may designate one or more of its affiliates to acquire all or any portion of the Offered Securities that High Trail is entitled to acquire under this Section 10, and any reference in this Section 10 to High Trail’s acquisition of Offered Securities shall include acquisition by any such designated affiliate.

(b)
The Company may only deliver an Offer Notice (including any new Offer Notice) to High Trail between 4:00 p.m. and 7:00 p.m. New York City time. To accept an Offer, in whole or in part, High Trail must deliver a written notice (email being sufficient) to the Company by 7:30 a.m. New York City time on the Trading Day after High Trail’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of the Applicable Percentage that High Trail and/or any of its affiliates elects to purchase and specifying the allocation among High Trail and any such affiliates (the “Notice of Acceptance”). Notwithstanding anything to the contrary contained herein, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company shall deliver to High Trail a new Offer Notice and the Offer Period shall expire at 7:30 a.m. New York City time on the Trading Day following High Trail’s receipt of such new Offer Notice.

(c)
The Company shall have two (2) Trading Days from the expiration of the Offer Period to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by High Trail or its affiliates (the “Refused Securities”) pursuant to a definitive agreement (the “Subsequent Placement Agreement”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice and to publicly announce (i) the execution of such Subsequent Placement Agreement and (ii) either (A) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (B) the termination of such Subsequent Placement Agreement, which shall be filed with the Commission on a Current Report on Form 8‑K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

(d)
In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 10(c) above), then High Trail and/or its affiliates may, at their sole option and in their sole discretion, reduce the number or amount of the Offered Securities specified in the Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that High Trail and its affiliates elected to purchase pursuant to Section 10(b) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to High Trail and/or its affiliates pursuant to Section 10(c) above prior to such reduction, but giving effect to the Refused Securities that the Company has determined not to issue, sell or exchange) and (ii) the denominator of which shall be the original number or amount of the Offered Securities. In the event that High Trail and/or its affiliates so elect to reduce the number or amount of Offered Securities specified in the Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to High Trail in accordance with Section 10(a) above.

(e)
Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, High Trail and/or its designated affiliates shall acquire from the Company, and the Company shall issue to High Trail and/or such designated affiliates, the number or amount of Offered Securities specified in the Notice of Acceptance, as reduced pursuant to Section 10(d) above if High Trail and/or its affiliates have so elected, upon the terms and conditions specified in the Offer. Notwithstanding anything to the contrary contained in this letter agreement, if the Company does not consummate the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, within two (2) Business Days of the expiration of the Offer Period, the Company shall issue to High Trail and/or its designated affiliates, the number or amount of Offered Securities specified in the Notice of Acceptance, as reduced pursuant to Section 10(d) above if High Trail and/or its affiliates have so elected, upon the terms and conditions specified in the Offer. The purchase by High Trail and/or its designated affiliates of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and High Trail and/or its designated affiliates of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to High Trail and its counsel.

(f)
Any Offered Securities not acquired by High Trail, its affiliates, or other persons in accordance with Section 10(c) above may not be issued, sold or exchanged until they are again offered to High Trail under the procedures specified in this Section 10.

(g)
The Company and High Trail agree that if High Trail or any of its affiliates elects to participate in the Offer, (i) neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto shall include any term or provisions whereby High Trail or such affiliate shall be required to agree to any restrictions in trading as to any securities of the Company owned by High Trail or such affiliate prior to such Subsequent Placement and (ii) High Trail and any such participating affiliate shall be entitled to the same registration rights provided to other investors in the Subsequent Placement. Furthermore, no Subsequent Placement Agreement shall include any term or provisions more restrictive to the investors than those contained in the Transaction Documents (as defined in the Securities Purchase Agreement). In addition, the Company and High Trail agree that, in connection with a Subsequent Placement, the transaction documents related to the Subsequent Placement shall include a requirement for the Company to issue a widely disseminated press release by 9:30 a.m. (New York City time) on the Trading Day of execution of the transaction documents in such Subsequent Placement (or, if the date of execution is not a Trading Day, or if the time of execution is after 4:00 p.m. (New York City time) on a Trading Day, on the immediately following Trading Day) that discloses the material terms of the transactions contemplated by the transaction documents in such Subsequent Placement.

(h)
Notwithstanding anything to the contrary in this Section 10, the Company shall either confirm in writing to High Trail that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case in such a manner such that High Trail will not be in possession of any material, non-public information, within twenty-four (24) hours of delivery of the Offer Notice in accordance with Section 10(b). If by the end of such twenty-four (24) hour period no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by High Trail, such transaction shall be deemed to have been abandoned and High Trail shall not be deemed to be in possession of any material, non-public information with respect to the Company. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide High Trail with another Offer Notice and High Trail will again have the right of participation set forth in this Section 10.

(i)
The restrictions contained in this Section 10 shall not apply in connection with any of the following: (i) offerings of solely Common Stock issued through an “at-the-market” offering within the meaning of Rule 415(a)(4) of the 1933 Act, (ii) sales of Common Stock pursuant to the Company’s Standby Equity Purchase Agreement, dated September 30, 2024, with YA II PN, LTD., a Cayman Islands exempt limited company, as in effect on the date hereof (without giving effect to any amendment, modification, supplement or waiver thereto after the date hereof), (iii) options or Convertible Securities (as defined in the Securities Purchase Agreement) issued under any equity compensation plan approved by the Board of Directors of the Company or the Compensation Committee thereof, (iv) securities issued, other than for cash, as consideration for the acquisition (including as a result of a merger) or license of any business or asset by the Company or any of its Subsidiaries; provided, that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital, or (v) the issuance of equity securities upon the exercise of options or warrants, the settlement or vesting of restricted stock units, stock appreciation rights or restricted stock awards (including equity securities withheld by the Company for the purpose of paying on behalf of the holder thereof the exercise price of stock options or for paying taxes due as a result of such exercise or lapse of forfeiture restrictions), or the conversion of outstanding Convertible Securities (as defined in the Securities Purchase Agreement) which are outstanding on the date of this letter agreement or granted pursuant to an equity compensation plan approved by the Board of Directors of the Company after the date of this letter agreement; provided, that, in the case of (v), such issuance of equity securities upon exercise of such options or Convertible Securities is made pursuant to the terms of such options or Convertible Securities in effect on the date they were granted and such options or Convertible Securities are not amended, modified or changed after the date of grant to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities.

(j)
Notwithstanding anything to the contrary pursuant to High Trail’s (and its affiliates’) rights to the Applicable Percentage of the Offered Securities pursuant to this Section 10, if High Trail’s (and its affiliates’) participation in any proposed Subsequent Placement, when aggregated with all other shares of Common Stock beneficially owned by Hudson Bay Capital Management LP (and its affiliates) at such time of such Subsequent Placement, would result in High Trail (and its affiliates) beneficially owning (as determined in accordance with Section 13(d) of the 1934 Act) in excess of 4.99% of the then issued and outstanding Common Stock at the closing of the Subsequent Placement (the “Beneficial Ownership Maximum”), the Company shall offer to High Trail, as applicable: (i) in lieu of receiving shares of Common Stock in a Subsequent Placement that would result in High Trail (and its affiliates) exceeding the Beneficial Ownership Maximum, High Trail (and its affiliates) shall receive the right to purchase from the Company at the closing of such Subsequent Placement warrants to acquire the applicable portion of Offered Securities in excess of the Beneficial Ownership Maximum, at a purchase price per warrant equal to the purchase price of the Offered Securities less one cent ($0.01) and with an exercise price of one cent ($0.01) per share, which warrants shall include a beneficial ownership blocker in the form of Section 7(J) of the Certificate of Designation, mutatis mutandis, in order for High Trail (and its affiliates) to maintain a beneficial ownership at or below the Beneficial Ownership Maximum and (ii) in lieu of receiving any Convertible Securities in a Subsequent Placement that would result in High Trail (and its affiliates) exceeding the Beneficial Ownership Maximum, substantially similar Convertible Securities which shall contain a beneficial ownership blocker in the form of Section 7(J) of the Certificate of Designation, mutatis mutandis, in order for High Trail (and its affiliates) to maintain a beneficial ownership at or below the Beneficial Ownership Maximum.

(k)
Notwithstanding anything to the contrary in this Section 10, in the event the Subsequent Placement is a bona fide underwritten public offering (a “Public Offering”), then the Company will cause the underwriters in such Public Offering to offer and reserve up to the Applicable Percentage of the Offered Securities in such Public Offering (the “Reserved Shares”) for sale to High Trail and its designated Affiliates.  Any Reserved Shares that High Trail or such designated Affiliates elect to purchase in such Public Offering will be sold pursuant to the underwriting agreement for such Public Offering at the public offering price.  Any Reserved Shares not timely confirmed for purchase by High Trail or such designated Affiliates will be offered directly to the public by the underwriters in such Public Offering.

11.
Alternative Conversion Consideration. The Company and High Trail further agree that, notwithstanding anything to the contrary contained in the Certificate of Designation, at any time that Alternative Conversion Consideration is determined for purposes of Section 7(E)(ii), High Trail may elect, solely for purposes of calculating the amount determined under clause (b) of the definition of “Market Stock Payment Price,” to have such amount calculated based upon the average of the two (2) lowest Daily VWAPs during any five (5) consecutive VWAP Trading Day period that occurred within the thirty-five (35) Trading Day period ending on the date of such calculation (in lieu of the five (5) VWAP Trading Day period set forth in such clause (b)).

12.
Cash Sweep. Notwithstanding anything to the contrary contained in the Certificate of Designation (including the definition of “Cash Sweep Amount” set forth in Section 1 thereof), High Trail hereby agrees that, solely with respect to any shares of Series F Convertible Preferred Stock held by High Trail or its affiliates, the “Cash Sweep Amount” shall mean (a) with respect to any Cash Sweep Financing, fifty percent (50%) of the net proceeds from such financing and (b) with respect to any DFCF Action, twenty-five percent (25%) of the amount of such dividend, distribution, prepayment or Investment, as applicable.

13.
Required Reserve Amount. Notwithstanding anything to the contrary contained in the Certificate of Designation, the Company and High Trail hereby agree that the maximum number of shares of Common Stock issuable upon exercise of the Penny Warrants shall be deemed to be added to the calculations set forth in clauses (ii) and (iii) of the definition of “Required Reserve Amount” set forth in Section 8(Q) of the Certificate of Designation. Promptly following the date of this letter agreement, the Company and High Trail will jointly instruct the Company’s transfer agent to update the Required Reserve Amount to reflect the then-current number of shares of Preferred Stock outstanding (for the avoidance of doubt, after giving effect to the partial repurchase set forth in Section 1) and this Section 13.

14.
Waiver of Amendment Fee. Effective upon (i) High Trail’s receipt of the Repurchase Price (including all accrued but unpaid dividends payable in Common Stock), (ii) the issuance of the First Penny Warrant to High Trail, (iii) the filing of the Cleansing Form 8-K (as defined below), and (iv) the payment of High Trail’s expenses and costs pursuant to Section 21(a), High Trail waives the Company’s obligation to pay the fee contemplated by Section 3 of that certain Amendment and Restatement of Amendment to Securities Purchase Agreement and Form of Anniversary Warrant, dated as of April 6, 2026, by and among the Company and Hudson Bay PH XIX LLC.

15.
Penny Warrant Rights. For purposes of the Securities Purchase Agreement and the Certificate of Designation, each of the Penny Warrants shall be entitled to all of the same rights, benefits and protections afforded to the “Anniversary Warrants” thereunder, and all references to “Anniversary Warrants” in the Securities Purchase Agreement and the Certificate of Designation (other than Sections 4(w), 4(y) and 4(z) of the Securities Purchase Agreement and Section 8(Q) of the Certificate of Designation) shall be deemed to include each of the Penny Warrants. Without limiting the generality of the foregoing, each of the Penny Warrants shall be deemed to be a “Transaction Document” and shares of Common Stock issuable upon exercise of each of the Penny Warrants shall be deemed to be “Underlying Shares” for all purposes under the Securities Purchase Agreement.

16.	Representations Regarding Penny Warrants, Penny Warrant Shares and Dividend Shares. The Company hereby represents and warrants to High Trail, as of the date of this letter agreement, as follows:

(a)
Authorization. The Company has the requisite power and authority to issue the Penny Warrants and the shares of Common Stock issuable in payment of accrued but unpaid dividends pursuant to Section 1 (the “Dividend Shares”) in accordance with the terms hereof. The issuance of the Penny Warrants, the Dividend Shares and the reservation for issuance and the issuance of the shares of Common Stock issuable upon exercise of the Penny Warrants (the “Penny Warrant Shares”) have been duly authorized by the Company’s board of directors, and no further filing, consent or authorization is required by the Company, its board of directors or its stockholders in connection therewith (other than any filings as may be required by any state securities agencies and a Listing of Additional Shares Notification with Nasdaq).

(b)
Valid Issuance of Penny Warrants. The issuance of the Penny Warrants is duly authorized and, when issued and delivered in accordance with the terms of this letter agreement, the Penny Warrants shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, Liens (as defined in the Securities Purchase Agreement), pledges, charges, Stock Transfer Taxes (as defined in the Securities Purchase Agreement), rights of first refusal, encumbrances, security interests and other encumbrances with respect to the issuance thereof.

(c)
Valid Issuance of Penny Warrant Shares and Dividend Shares. The Penny Warrant Shares and the Dividend Shares have been duly authorized and reserved for issuance and, upon issuance in accordance with the terms of the Penny Warrants and Section 1, respectively, shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights or Liens with respect to the issuance thereof, with the holders thereof being entitled to all rights accorded to a holder of Common Stock.

(d)
No Conflicts. The issuance of the Penny Warrants, the Penny Warrant Shares and the Dividend Shares will not (i) result in a violation of the Certificate of Incorporation, the Certificate of Designation, bylaws or other organizational documents of the Company or any of its Subsidiaries, or any capital stock or other securities of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, federal and state securities laws and regulations and the rules and regulations of Nasdaq) applicable to the Company or any of its Subsidiaries, except in the case of clauses (ii) and (iii) above, for such breaches, violations or conflicts as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect (as defined in the Securities Purchase Agreement).

(e)
Consents. Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with, any Governmental Entity (as defined in the Securities Purchase Agreement) or any regulatory or self-regulatory agency or any other Person in order for it to issue the Penny Warrants, the Penny Warrant Shares or the Dividend Shares in accordance with the terms hereof (other than any filings as may be required by any state securities agencies, a Listing of Additional Shares Notification with Nasdaq, and such consents, authorizations, filings or registrations the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect).

(f)
Dividend Shares Registration Status. The issuance of the Dividend Shares to High Trail will be made without registration of such Dividend Shares under the Securities Act, in reliance upon the exemption therefrom provided by Section 3(a)(9) of the Securities Act and accordingly, the Dividend Shares issued in exchange for the accrued but unpaid dividends on the Shares of Series F Preferred being redeemed pursuant to Section 1 hereof will be Freely Tradable (as defined in the Certificate of Designation) and issued by the Company to High Trail without any restrictive legends or other similar notations restricting the transfer thereof under U.S. federal securities laws.

(g)
Exempt Issuance. Subject to the accuracy of the representations and warranties of High Trail set forth in Section 17, the offer and issuance by the Company of the Penny Warrants and the Penny Warrant Shares are exempt from registration under the 1933 Act.

(h)
No Disqualification Event. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, or other officer of the Company participating in the offering contemplated hereby, or, to the Company’s knowledge, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of the issuance of the Penny Warrants (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifying events described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the 1933 Act. The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

17.	Representations and Warranties of High Trail. High Trail represents and warrants to the Company that, as of the date hereof:

(a)
No Public Sale or Distribution. High Trail (i) is acquiring the Penny Warrants and (ii) upon exercise of the Penny Warrants will acquire the Penny Warrant Shares issuable upon exercise thereof, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the 1933 Act; provided, however, by making the representations herein, High Trail does not agree, or make any representation or warranty, to hold any of such securities for any minimum or other specific term and reserves the right to dispose of such securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the 1933 Act. High Trail does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of such securities in violation of applicable securities laws.

(b)
Accredited Investor Status. At the time High Trail was offered the Penny Warrants, it was and, as of the date hereof, High Trail is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(c)
Reliance on Exemptions. High Trail understands that the Penny Warrants and the Penny Warrant Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and High Trail’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of High Trail set forth herein in order to determine the availability of such exemptions and the eligibility of High Trail to acquire the Penny Warrants and the Penny Warrant Shares.

(d)
No Bad Actor Disqualification Event. High Trail represents, after reasonable inquiry, that no Disqualification Event is applicable to High Trail or any of its Rule 506(d) Related Parties (if any). “Rule 506(d) Related Party” means a person or entity that is a beneficial owner of High Trail’s securities for purposes of Rule 506(d).

(e)	No General Solicitation. High Trail did not learn of the Penny Warrants as a result of any general solicitation or general advertising.

18.
Not an Underwriter. Neither the Company nor any Subsidiary or affiliate thereof shall identify High Trail as being an underwriter or potentially being an “underwriter” in any disclosure to, or filing with, the Commission, Nasdaq or any other Eligible Market (as defined in the Securities Purchase Agreement) in connection with the transactions contemplated by this letter agreement or the issuance or exercise of the Penny Warrants. High Trail shall not be required to agree or admit that it is, or may be, acting as an “underwriter” in connection with the transactions contemplated hereby or agree to be named as an underwriter or as potentially being an underwriter in any public disclosure or filing with the Commission, Nasdaq or any other Eligible Market, nor shall High Trail be required to make any representations to, or undertake any obligations to, the Commission in connection with any registration statement filed by the Company. High Trail being deemed an underwriter, or potentially to be an underwriter, by the Commission shall not relieve the Company of any obligations it has under this letter agreement or any other Transaction Document.

19.
No General Solicitation. None of the Company, any of its affiliates (as defined in Rule 501(b) under the 1933 Act) or any person acting on behalf of the Company or such affiliate has solicited or will solicit any offer to buy or offer to sell the Penny Warrants or the Penny Warrant Shares by means of any form of general solicitation or general advertising within the meaning of Regulation D.

20.
Cleansing Disclosure. The Company shall, by 8:30 a.m. (New York City time) on the day after the execution of this letter agreement, file a Current Report on Form 8-K with the Commission describing the material terms of the transactions contemplated hereby (the “Cleansing Form 8-K”). From and after the filing of the Cleansing Form 8-K, the Company shall have disclosed all material, non-public information (if any) provided to High Trail and/or its affiliates by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents and High Trail, High Trail’s affiliates and any of High Trail’s or High Trail’s affiliates’ officers, directors, employees or agents shall not be in possession of any material, non-public information regarding the Company or any of its Subsidiaries. In addition, effective upon the filing of the Cleansing Form 8-K, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and High Trail or any of its affiliates, on the other hand, shall have terminated and that neither High Trail nor its affiliates shall have been subject to any such obligation since the filing of the Cleansing Form 8-K.

21.	Miscellaneous.

(a)
On the date hereof, the Company shall pay all reasonable and documented out‑of‑pocket expenses and costs of High Trail (including, without limitation, the reasonable and documented attorney fees and expenses of counsel for High Trail) in connection with the preparation, negotiation, execution and approval of this letter agreement and the transactions contemplated hereby.

(b)
This letter agreement may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this letter agreement and/or any document to be signed in connection with this letter agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), electronic deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper‑based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. A party’s electronic signature (complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301‑309), as amended from time to time, or other applicable law) of this letter agreement shall have the same validity and effect as a signature affixed by the party’s hand.

(c)	All questions concerning the construction, validity, enforcement and interpretation of this letter agreement shall be determined in accordance with the provisions of the Securities Purchase Agreement.

(d)
This letter agreement shall constitute a Transaction Document for all purposes under the Securities Purchase Agreement. Except as expressly set forth herein, the Transaction Documents are hereby ratified and reaffirmed. Each of the Company and High Trail acknowledges, confirms and agrees that all of its respective obligations owing to the other party under the Transaction Documents are hereby reaffirmed and shall remain in full force and effect with no further amendments, modifications or changes hereby and that the rights of High Trail as a Holder of the Preferred Stock shall not be affected or impaired by any redemption of less than all of the outstanding shares of Preferred Stock permitted by this letter agreement.

(e)
The agreement set forth in this letter agreement is limited to the extent specifically set forth above and shall in no way serve to amend or waive compliance with any terms, covenants or provisions of the Securities Purchase Agreement or the Certificate of Designation as between the parties hereto, other than as expressly set forth above.

[Signature Page Follows]

By your counter signature below, you acknowledge and agree to this letter agreement.

Very truly yours,

PRAIRIE OPERATING CO.

By:	/s/ Gregory S. Patton
Name:	Gregory S. Patton
Title:	Executive Vice President & Chief Financial Officer

Acknowledged and agreed, as of the date
first written above:

HUDSON BAY PH XIX LLC

By:	/s/ Richard Allison
Name:	Richard Allison*
Title:	Authorized Signatory

*Authorized Signatory
Hudson Bay Capital Management LP
Not individually, but solely as
Investment Advisor to Hudson Bay PH XIX
LLC.

[Signature Page to Letter Agreement]

Exhibit A

Form of First Penny Warrant

(See Attached)

Exhibit B

Form of Second Penny Warrant

(See Attached)